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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                  INDEPENDENT AUDITORS' CONSENT






We consent to the use in the Registration Statement of Balsam Ventures, Inc. on Amendment No. 1 to the Form SB-2 of our Auditors' Report, dated February 6, 2001, on the balance sheet of Balsam Ventures, Inc. as of December 31, 2000 and 1999, and the statements of loss and deficit, cash flows, and stockholders' equity for the periods then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.




Vancouver, Canada                                        /s/ Morgan & Company

May 9, 2001                                             Chartered Accountants

Tel:  (604) 687-5841       Member of            P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        International               Vancouver, B.C. V7Y 1A1